SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 1, 2001


                          Performance Industries, Inc.
             (Exact name of registrant as specified in its charter)


           Ohio                          01-11331                34-1334199
(State or other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                   File No.)           Identification No.)


                              7740 E. Gelding Drive
                           Scottsdale, Arizona 85260
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (480) 951-1705
              (Registrant's telephone number, including area code)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

1.   On February 28, 2001 the Company  notified Mc Gladery & Pullen,  LLP,  that
     they  would  no  longer  be  the  auditors  for  the  Registrant.   Michael
     Maastricht, C.P.A. was appointed as the Registrant's new auditor.

2. The auditor's report from Mc Gladery & Pullen, LLP for the year ended December 31, 1999 was modified due to the inability to obtain audit evidence for real estate held for sale in Mexico and a related note payable.

     The audit report on the 1998 financial statements from Toback CPAs, PC did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

3. The decision to terminate Mc Gladery & Pullen, LLP and engage Mike Maastricht C.P.A. was approved by the board of directors.

4. During the Registrant's two most recent fiscal years and the subsequent interim period proceeding the change there has been no disagreements with Toback CPA's or Mc Gladery & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

5. There was no consultation with the new auditors prior to engagement in regard to application of generally accepted accounting principles.

6. The registrant has requested Mc Gladery & Pullen, LLP to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such a letter is included as an exhibit to this Form 8-K.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                            Performance Industries


Date: May 1, 2001                           By: /s/ Joe Hrudka
                                                -----------------------------
                                                Joe Hrudka
                                                President


Date: May 1, 2001                           By: /s/ Ed Fochtman
                                                ------------------------------
                                                Ed Fochtman
                                                Chief Financial Officer